Exhibit 10.24

LETTER OF AGREEMENT

EXTENSION ON GHI MARCH 15, 2009 PAYMENT OBLIGATION

This letter of agreement (the “Letter of Agreement”) is reflecting the agreement reached on March 10, 2009 amongst all parties to the Amendment No. 3 to Exclusive License and Distribution Agreement dated December 18, 2008 (the “Amendment No. 3”) with regard to the following subject only. Any capitalized term used but not defined herein shall have the same meaning as in the Amendment No. 3.

RECITALS

WHEREAS, GHI has requested Reduct and Delta Networks for an extension on the GHI cash portion payment obligation to Reduct under Section 10 of the Amendment No. 3 (the “Reduct Payment”), and Reduct and Delta Networks have agreed to allow such an extension under certain terms and conditions (the “Extension”).

NOW, THEREFORE the parties hereby agree as follows:

1. Extension of GHI cash portion payment obligation due under Section 10 of the Amendment No. 3. The GHI cash portion payment obligation due under Section 10 of the Amendment No. 3 is hereby extended from March 15, 2009 till and inclusive of the earlier of (i) the closing of GHI’s current funding round and (ii) April 12, 2009; and PROVIDED THAT:

2. Start of Non-Solicitation. The date of starting of the Non-Solicitation Period under Section 14 of the Amendment No. 3 starts from the effective GHI payment to Reduct of the cash portion under the Extension herein only; and

3. Repairs and further Developments. Further repairs and developments will be ordered by Geospatial after the closing of GHI’s current funding round; and

4. Disclosure of information. GHI will forward to Reduct the information on GHI’s current funding round and other information as agreed to be disclosed under Section 13 of the Amendment No. 3; and

5. Joint presentation on Toronto NO-DIG show (March 30 – April 2, 2009). Geospatial/GHI and Reduct will jointly represent at the booth in Toronto at the NO-DIG show of March 30 – April 2, 2009.

IN WITNESS WHEREOF, the parties hereto have executed this Letter of Agreement, or caused this Letter of Agreement to be duly executed by their respective authorized officers, as of March 10, 2009.

GEOSPATIAL MAPPING SYSTEMS, Inc.		GEOSPATIAL HOLDINGS, INC.

By:	/s/ Mark A. Smith		/s/ Mark A. Smith
Name:	Mark A. Smith	By:	Mark A. Smith
Title:	CEO

REDUCT NV		DELTA NETWORKS LIMITED SA

By:	/s/ Otto Ballintijn		/s/ Peter Magnus
Name:	Otto Ballintijn	By:	Peter Magnus

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